EXHIBIT 3.3


                              LEVEL 8 SYSTEMS, INC.

                CERTIFICATE OF DESIGNATION OF RIGHTS, PREFERENCES
                       AND LIMITATIONS OF PREFERRED STOCK


ARTICLE  I

DESIGNATION,  AMOUNT,  PAR  VALUE,  LIQUIDATION  VALUE  AND  RANK
1.1     The  series  of  preferred  stock  shall  be  designated  as Series A 4%
Convertible  Redeemable  Preferred  Stock,  ("Series  A  Preferred  Stock"  or
                                              ---------------------------
"Preferred Stock"), and the number of shares so designated shall be up to 21,000
         -------
     (which shall not be subject to increase without the consent of the Required Holders of the Series A Preferred Stock). Each share of Preferred Stock, $.001 par value per share, shall have a liquidation value of $1,000 per share (the "Liquidation Value"). The Board of Directors of the Company created the Series
   ----------------
A Preferred Stock pursuant to the Authority conferred upon the Board of Directors of the company by the Certificate of Incorporation of the company pursuant to 151(g) of the General Corporation Law of the state of Delaware.
1.2 The Series A Preferred Stock shall rank senior to the Junior Securities as to dividends, distributions and upon liquidation, dissolution or winding up.


ARTICLE  II

DIVIDENDS
2.1     Holders  of  the  Series A Preferred Stock ("Holders") shall be entitled
                                                     -------
to receive, out of funds legally available therefor, and the Company shall pay, cumulative cash dividends at the rate per share (as a percentage of the
Liquidation Value per share) equal to 4% per annum, payable quarterly, on January 15, April 15, July 15 and October 15 (if any such day is not a Business Day, then the next Business Day) of each year (each a "Dividend Payment Date")
                                                         ---------------------
commencing  on  October  15,  1999, in cash.  The "Record Date" for any dividend
                                                   -----------
payment is the close of business on January 1, April 1, July 1 or October 1, as the case may be, whether or not a Business Day, immediately preceding the Dividend Payment Date on which such dividend is payable. Dividends on the Series A Preferred Stock shall be calculated on the basis of a 365-day year (or 366-day year for any leap year), shall accrue daily commencing on the Issuance Date, and shall be deemed to accrue from such date and be cumulative whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. No interest, or sum of money in lieu of interest shall be payable in respect of any dividend payment on shares of Preferred Stock which may be in arrears. Accrued and unpaid dividends of the Preferred Stock for any shares which are being converted shall be paid to the extent of the funds legally available therefor on the date on which such Preferred Stock is converted. Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued on account of the Preferred Stock, such payment shall be distributed ratably among the Holders based upon the number of shares held by each Holder.

                              exhibit 3.3, page 1

2.2 So long as any Preferred Stock shall remain outstanding or unconverted, except pursuant to existing agreements of the Company on the date hereof, neither the Company nor any Subsidiary thereof shall, without the prior written consent of the Required Holders, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Company directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described herein) upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities. The provisions of this Section 2.2 shall not, however, apply to (a) the acquisition of shares of any Junior Stock in exchange for shares of other Junior Stock, (b) the payment of cash dividends on the Common Stock to the extent that equivalent dividends are paid on the Preferred Stock as provided above, or (c) any repurchase from former employees, directors or consultants in connection with the termination of employment or services as an employee, director or consultant that is approved by the Company's Board of Directors.

ARTICLE  III

VOTING  RIGHTS
3.1 Except as expressly otherwise provided herein and as otherwise required by law, the Holders of Preferred Stock shall be entitled to one vote per share and shall vote together with the holders of Common Stock as a single class on all matters on which holders of Common Stock are entitled to vote. Furthermore, so long as not less than 85% of the shares of Preferred Stock issued pursuant to the Purchase Agreement are outstanding, the Company shall not and shall cause its subsidiaries not to, without the affirmative vote or consent of the Holders of more than 85% of the shares of the Preferred Stock then outstanding (the "Required Holders"), (a) alter or change adversely the absolute
                  ----------------
or relative powers, preferences or rights given to the Preferred Stock, (b) alter or amend this Certificate of Designation, (c) amend its, or their, Certificate of Incorporation, bylaws or other charter documents so as to affect adversely any rights of any Holders; provided, however, that amendment of other provisions of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, any Junior Stock or any shares of any class or series ranking pari passu with the Preferred Stock shall not be deemed to affect adversely any rights of any Holder, (d) increase the authorized number of shares of Preferred Stock, (e) create a new class of securities pari passu with or senior to the Preferred Stock, or (f) enter into any agreement with respect to the foregoing.
ARTICLE  IV

LIQUIDATION
4.1 Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the Holders shall be entitled to
                                 -----------
receive out of the assets of the Company legally available therefor, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Liquidation Value, plus all accrued but unpaid dividends per share, whether declared or not, before any distribution or payment shall be made to the Holders of any Junior Securities. If the assets of the Company shall be exhibit 3.3, page 2
insufficient to pay in full all amounts due to the Holders then the entire assets shall be distributed ratably to the Holders and the Holders of all securities ranking pari passu to the Preferred Stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder. A sale, conveyance, lease, transfer or disposition of all or substantially all of the assets of the Company or the consummation by the Company of a transaction or series of related transactions in which more than 40% of the voting power of the Company (excluding the Preferred Stock) is disposed of, or a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of Article VII.


ARTICLE  V

CONVERSION

5.1     RIGHT  OF  HOLDERS  TO  CONVERT  PREFERRED  STOCK  INTO  COMMON  STOCK.

(a)     Conversion Price.  Subject to and upon compliance with the provisions of
---     ----------------
     this Section 5.1, each share of Preferred Stock at a price per share equal to the purchase price per share as set forth in the Purchase Agreement plus any and all accrued but unpaid dividends thereon may, at any time, be converted into duly authorized, validly issued, fully-paid and nonassessable shares of Common Stock at a conversion price of $10.00 per share to be adjusted as set forth in
Section 5.1(b), and subject to the provisions of this Article V (the "Conversion
                                                                      ----------
Price").
-----

(b)     Notice  of Conversion.  If an adjustment in the Conversion Price and, if
---     ---------------------
applicable, a change in the securities or other property issuable upon conversion has taken place pursuant to Articles V or VII, then the conversion described in Section 5.1(a) shall be at the applicable Conversion Price and in such securities or other property as so adjusted. The Holder desiring to make a conversion shall deliver to the Company, during usual business hours of the Company's office, or, at the Holder's option, to the Company's transfer agent during its usual business hours (with a copy to the Company), a written notice of election to convert, as provided in the form attached hereto as Exhibit A (a
                                                                    ---------
"Notice  of  Conversion"), accompanied, if required, by the stock certificate(s)
 ----------------------
evidencing  the  shares  of  Preferred  Stock  which  are  to  be  converted.

5.2 ADJUSTMENT FOR DIVIDENDS; INTEREST PAYMENT AFTER CONVERSION. No payment or adjustment will be made for dividends on any Common Stock except as provided herein. On conversion of shares of Preferred Stock, any declared but unpaid dividends thereon attributable to the period from the Original Issuance Date to the Conversion Date with respect to the converted shares of Preferred Stock shall not be canceled, extinguished or forfeited, but rather to the extent of the funds legally available therefor shall be paid in full to the Holder thereof by the payment of an amount of shares of Common Stock valued at the Average Price equal thereto; provided, however, that the Company shall pay such
                              --------  -------
amount in cash if the Holder provides the Company with ten (10) days prior written notice of its intention to be paid in cash, to the extent of the funds legally available therefor.


                              exhibit 3.3, page 3

5.3     ISSUANCE  OF  SHARES  UPON  CONVERSION.

(a) As promptly as practicable, but in any event no later than three (3) Trading Days after delivery of a Notice of Conversion and, if required, the surrender, as herein provided, of any certificates for shares of Preferred Stock for conversion, the Company shall deliver or cause to be delivered to the Holder of the Preferred Stock delivering such Notice of Conversion, or such Holder's designee, a certificate or certificates representing the number of duly authorized, validly issued, fully-paid and nonassessable shares of Common Stock, into which such shares of Preferred Stock may be converted in accordance with the provisions of this Article V. Such conversion shall be deemed to have been made at the time and on the date the Notice of Conversion is delivered to the Company and the shares of Preferred Stock being converted are promptly delivered to the Company (the "Conversion Date"), and the rights of the Holder of such
                         ---------------
Preferred Stock as a Holder (subject to the Company's satisfaction of its obligations hereunder with respect to such conversion) shall cease at such time with respect to the shares of Preferred Stock that such Holder would have held had the shares of Preferred Stock converted into Underlying Shares not been so converted (the "Converted Preferred Stock"), the Person or Persons entitled to
                  -------------------------
receive the shares of Common Stock, upon conversion of such Preferred Stock, shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time, and such conversion shall be at the Conversion Price in effect on the Conversion Date. Subject to paragraph 5.3(b), if any certificated shares of Preferred Stock are converted in part only, upon such conversion the Company shall execute and deliver to the Holder thereof, as requested by such Holder, a new Preferred Stock certificate for the number of shares of Preferred Stock equal to the unconverted portion of such Preferred Stock certificate. Without in any way limiting the Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties hereto agree that if the Company fails to deliver the shares of Common Stock required to be issued upon the conversion of such shares of Preferred Stock under this Section 5.3 within the three (3) Trading Day period referred above for any reason other than the failure to have a sufficient number of shares authorized and reserved (in which case the Conversion Default Payment provisions in Section 6.2 hereof shall apply), the Company shall pay to the Holder upon demand an amount of cash (at the Holder's option) equal to the product of (w) the number of shares of Common Stock required to be issued upon the conversion of the Preferred Stock, (x) the Per Share Market Value of such shares on the Conversion Date, (y) the number of days after such three (3) Trading Day period that such shares are not delivered to the Holder, and (z) 0.005; provided, however, that the Company shall not be obligated to make any payments to a Holder pursuant to this sentence if the Company makes a payment to such in accordance with Section 5.3(d) hereof and provided further that any payment otherwise required by this sentence need not be made to a Holder until the end of business on the fifth Trading Day after which shares of Common Stock are required to be delivered to the Holder and that such payment is not required to be made if the Company delivers to the Holder the total number of shares of Common Stock required to be issued upon the conversion of such shares of Preferred Stock.

(b) In lieu of delivering physical certificates representing the Conversion Shares, provided the Company's transfer agent is participating in the Depositary Trust Company Fast Automated Securities Transfer ("FAST") program, upon request
                                                    ----
of  the  Holder  and in compliance with the provisions of  Sections 5.1 and 5.3,


                              exhibit 3.3, page 4
the Company shall use its best efforts to cause its transfer agent to electronically transmit the shares of Common Stock issuable upon conversion of the Preferred Stock to the Holder by crediting the account of the Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system. The time period for delivery described in the immediately preceding paragraph shall apply to the electronic transmittals described herein. The Company and its transfer agent shall be entitled to rely in good faith on delivery instructions which reasonably appear on their face to be issued on behalf of a Holder, and will have no liability with respect to any misdeliveries of shares of Common Stock if such instructions are followed.

(c) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such certificate or certificates for shares of Common Stock pursuant to Section 5.3(a), including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of any declared but unpaid dividends hereunder, by the third (3rd) Trading Day after the Conversion Date, and if after such third (3rd) Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale (in accordance with the Securities Act of 1933) by such Holder of the Underlying Shares which the Holder was entitled to receive upon such conversion (a "Buy-In"), then the Company shall (A) pay in cash to the
                         ------
Holder the amount by which (x) the Holder's total purchase price (including reasonable brokerage commissions actually incurred, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the market price of the Common Stock at the time of the sale giving rise to such purchase obligation and (B) at the option of the Holder, either return the Preferred Stock for which such conversion was not honored or deliver to such Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations under Section 5.3(a). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Preferred Stock with respect to which the market price of the Underlying Shares on the date of conversion totaled $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.


ARTICLE  VI

REGISTRATION  REQUIREMENTS

6.1 RESERVATION OF SHARES. The Company covenants that it will at all times reserve and keep available out of its authorized shares of Common Stock, free from preemptive rights, solely for the purpose of issue upon conversion of the Preferred Stock as herein provided, such number of shares of the Common Stock as shall  then  be  issuable  upon the conversion of all outstanding shares of
Preferred  Stock  into  Common  Stock  (the  "Reserved  Amount").  The  Company
                                              ----------------
covenants that all shares of the Common Stock issued upon conversion of the Preferred Stock which shall be so issuable shall, when issued, be duly and validly issued and fully paid and non-assessable.


                              exhibit 3.3, page 5

6.2 If, at any time a Holder of Preferred Stock submits a Notice of Conversion, and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Article VI (a "Conversion Default"), subject to Section
                                        ------------------
7.9, the Company shall issue to the Holder all of the shares of Common Stock which are then available to effect such conversion. The portion of Preferred Stock which the Holder included in its Conversion Notice and which exceeds the amount which is then convertible into available shares of Common Stock (the "Excess Amount") shall, notwithstanding anything to the contrary contained
    -----------
herein, not be convertible into Common Stock in accordance with the terms hereof
    -
until (and at the Holder's option at any time after) the date additional shares of Common Stock are authorized by the Company to permit such conversion at which time the Conversion Price in respect thereof shall be the lesser of (i) the Per Share Market Value on the Conversion Default Date (as defined below) and (ii) the Per Share Market Value on the Conversion Date thereafter elected by the Holder in respect thereof. In addition, the Company shall pay to the Holder payments ("Conversion Default Payments") for a Conversion Default in the amount
            ---------------------------
of (x) the sum of (1) the number of the Holder's Excess Amount Preferred Stock plus (2) any declared and unpaid dividends on such shares of Preferred Stock through the Authorization Date (as defined below) multiplied by (y) .24, multiplied by (z) (N/365), where N equals the number of days from the Fourth
(4th) Trading Day following the date of which the Holder submits a Notice of Conversion giving rise to a Conversion Default (the "Conversion Default Date")
                                                       -----------------------
to  the date (the "Authorization Date") that the Company authorizes a sufficient
                   ------------------
number of shares of Common Stock to effect conversion of the full number of outstanding shares of Preferred Stock. The Company shall use its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable following the earlier of (i) such time that the Holder notifies the Company or that the Company otherwise becomes aware that there are or likely will be insufficient authorized and unissued shares to allow full conversion thereof and (ii) a Conversion Default. The Company shall send notice to the Holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of Holder's accrued Conversion Default Payments. The accrued Conversion Default Payments for each calendar month shall be paid in cash or shall be convertible into Common Stock (at such time as there are sufficient authorized shares of Common Stock following the Authorization
Date)  at  the  applicable Conversion Price, at the Holder's option, as follows:

(a) In the event Holder elects to take such payment in cash, cash payment shall be made to Holder by the fifth (5th) Business Day of the month following the month in which it has accrued; and

(b) In the event Holder elects to take such payment in Common Stock, the Holder may convert such payment amount into Common Stock at the lesser of the Conversion Price (as in effect at the time of conversion) and the Per Share Market Value (on the fifth day of the month referred to below) at any time after the fifth day of the month following the month in which it has accrued in accordance with the terms of this Article VI (so long as there is then a sufficient number of authorized shares of Common Stock).

6.3 The Holder's election shall be made in writing to the Company at any time prior to 9:00 p.m., New York City Time, on the third day of the month exhibit 3.3, page 6
following the month in which Conversion Default payments have accrued. If no election is made, the Holder shall be deemed to have elected to receive cash. Nothing herein shall limit the Holder's right to pursue actual damages (to the extent in excess of the conversion Default Payments) for the Company's failure to maintain a sufficient number of authorized shares of Common Stock, and each Holder shall have the right to pursue all remedies available at law or in equity
     (including  degree  of  specific  performance  and/or  injunctive  relief).

6.4 Notwithstanding the foregoing, the provisions of Section 2(d) of the Registration Rights Agreement are incorporated herein by reference.


ARTICLE  VII

ADJUSTMENT  OF  CONVERSION  PRICE

7.1 ADJUSTMENT OF CONVERSION PRICE. In addition to any adjustment to the Conversion Price provided elsewhere in this Certificate of Designation, the Conversion Price in effect at any time shall be subject to adjustment from time to time upon the happening of certain events, as follows:

(a)     Common  Stock  Dividends;  Common  Stock  Splits;  Reverse  Common Stock
        ------------------------------------------------------------------------
Splits.  If  the  Company, at any time while the Preferred Stock is outstanding,
------
(a) shall pay a stock dividend on its Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Conversion Price shall be multiplied by a fraction the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 7.1(a) shall become effective on the effective date of any dividend, distribution, subdivision, combination or re-classification.

(b)     Rights; Warrants.  If the Company, at any time while the Preferred Stock
        ----------------
is outstanding, shall issue rights or warrants to all of the holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Conversion Price and similar rights are not concurrently distributed to the Holders, the Conversion Price shall be multiplied by a fraction, the denominator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the Conversion Price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants.

(c)     Subscription  Rights.  If  the  Company, at any time while the Preferred
        --------------------
Stock  is  outstanding,  shall  distribute to all of the holders of Common Stock exhibit 3.3, page 7
evidence of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 7.1(a) and (b) above) and similar rights are not concurrently distributed to the Holders, then in each such case the Conversion Price at which the Preferred Stock shall thereafter be exercisable shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction, the denominator of which shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and the numerator of which shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent
   -----   -------
(10%) of the net assets of the Company, such fair market value shall be determined by one Appraiser selected in good faith by the Holder; and provided,
                                                                       --------
further,  that the Company, after receipt of the determination by such Appraiser
-------
shall have the right to select an additional Appraiser meeting similar qualifications, in good faith, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(d)     Rounding.  All  calculations  under  Section  7.1  shall  be made to the
        --------
nearest  cent  or  the  nearest  l/l00th  of  a  share,  as  the  case  may  be.
---
(e)     Notice  of  Adjustment.  Whenever  the  Conversion  Price  is  adjusted
        ----------------------
pursuant to paragraphs 7.1(a), (b) or (c), the Company shall promptly deliver to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(f)     Events  Triggering  Dividend  Adjustment.  The following are "Triggering
        ----------------------------------------                      ----------
Events" under this Section 7.1(f):  (A) any reclassification of the Common Stock
------
which would have a material adverse affect on the rights of holders of the securities into which the Preferred Stock is convertible, (B) any suspension from listing or delisting of the Common Stock such that the Common Stock is not listed on Nasdaq or any Subsequent Market for a period of ten consecutive Trading Days, or (C) a breach by the Company of its obligations to pay dividends when due pursuant to Article II of this Certificate of Designation or to issue Common Stock upon conversion of the Preferred Stock pursuant to Article V of this Certificate of Designation, but only if such breach continues for a period of at least 10 Trading Days after the Company is notified by any Holder of such breach.

     Following the occurrence of any Triggering Event (a "Dividend Adjustment Event"), dividends on the Preferred Stock shall accrue on the Preferred Stock from the date of such Triggering Event at a rate per share equal to 18% per annum (as a percentage of the Liquidation Value per share) until such date as such Triggering Event has been cured. In the event Holders of the Preferred exhibit 3.3, page 8

Stock would otherwise also be entitled to any other payments or an adjustment to the Conversion Price as a result of the Dividend Adjustment Event, Holders of the Preferred Stock shall be entitled to receive the dividend adjustment described in this paragraph or such other payment or Conversion Price adjustment, whichever shall provide the greater economic benefit to the Holders, but not both. In the event that it cannot be readily determined which adjustment would provide the greater economic benefit to the Holders, the Holders of a majority of the outstanding Preferred Stock shall determine which adjustment the Holders of the Preferred Stock shall receive, which determination shall be binding on Holders of the Preferred Stock. In the case of a Dividend Adjustment Event, up to one-third of the aggregate amount of the dividends (representing up to 6% per annum as a percentage of Liquidation Value per share) that accrue during the 60-day period commencing on the Triggering Event may be payable by, at the option of the Company, in shares of Common Stock valued at the Average Price on the Record Date; all other amounts of dividends shall be paid in cash from funds legally available therefor.

(g)     Adjustment  to  Conversion  Price.
        ---------------------------------
(i) If the Company, at any time while the Preferred Stock is outstanding, takes any of the actions described in this Section 7.1(g), then, in order to prevent dilution of the rights granted under this Certificate of Designation, the Conversion Price will be subject to adjustment from time to time as provided in  this  Section  7.1(g).

(ii)     Adjustment  of  Conversion  Price upon Issuance of Common Stock.  If at
         ---------------------------------------------------------------
any time while the Preferred Stock is outstanding the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than the shares of Common Stock underlying the Warrants or the Preferred Stock or shares issued upon exercise of the Warrants or conversion of the Preferred Stock (collectively, the "Underlying Shares") or other shares of Common Stock issued
                      -----------------
to any Holder or shares of Common Stock deemed to have been issued by the Company in connection with a Stock Option Plan, or shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof and listed in Schedule 2.1(c) of the Purchase Agreement or the securities to be issued in the transactions set forth on such Schedule 2.1(c) or any securities to be issued in an Underwritten Offering (as defined in the Registration Rights Agreement) before December 31, 2000 or shares of Common Stock issued or deemed to have been issued as consideration for an acquisition by the Company of a division, assets or business (or stock constituting any portion thereof) from another Person), for a consideration per share less than the Conversion Price in effect immediately prior to such issuance or sale, then immediately after such issuance or sale the Conversion Price then in effect shall be reduced to an amount equal to the lesser of: (A) the Adjusted Price in such issuance or sale, or (B) the Average Price on the date of such issuance or sale. For the purpose of determining the adjusted Conversion Price under this
Section  7.1(g),  the  following  shall  be  applicable:

(A)     Issuance  of  Options.  If  at  any  time  while  the Preferred Stock is
        ---------------------
outstanding the Company in any manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (other than the Underlying Shares or shares of Common Stock deemed to have been issued by the Company in connection with a Stock Option Plan, or shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof and listed in Schedule
     2.1(c) of the Purchase Agreement, or the securities to be issued in the transactions set forth on such Schedule 2.1(c), or any securities to be issued exhibit 3.3, page 9
in an Underwritten Offering (as defined in the Registration Rights Agreement) before December 31, 2000, or shares of Common Stock issued or deemed to have been issued as consideration for an acquisition by the Company of a division, assets or business (or stock constituting any portion thereof) from another Person) (such rights or options being herein called "Options" and such
                                                             -------
convertible or exchangeable stock or securities being herein called "Convertible
                                                                     -----------
Securities") and the price per share for which Common Stock is issuable upon the
----------
exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Conversion Price in effect immediately prior to such grant, then the Conversion Price then in effect shall be reduced to equal the lesser of: (A) the Adjusted Price upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities, or (B) the Average Price on the date of such grant. No adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Options.

(B)     Issuance  of Convertible Securities.  If at any time while the Preferred
        -----------------------------------
Stock is outstanding the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange (other than the Underlying Shares or shares of Common Stock deemed to have been issued by the Company in connection with a Stock Option Plan, shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof and listed in Schedule 2.1(c) of the Purchase Agreement, shares of Common Stock issued or deemed to have been issued as consideration for an acquisition by the Company of a division, assets or business (or stock constituting any portion thereof) from another Person) is less than the Conversion Price in effect immediately prior to issuance or sale, then the Conversion Price then in effect shall be reduced to an amount equal to the lesser of: (A) the Adjusted Price upon the conversion or exchange of such Convertible Securities, or (B) the Average Price on the date of such issuance or sale. No adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

(C)     Change  in  Option Price or Rate of Conversion.  If there is a change at
        ----------------------------------------------
any time in (i) the Purchase Price provided for in any Options, (ii) the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, then immediately after such change in option price or rate of conversion the Conversion Price in effect at the time of such change shall be readjusted to the lesser of: (A) the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed Purchase Price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold, or (B) the Average Price on the date of such change; provided that no adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.


                              exhibit 3.3, page 10

(D)     Effect  on  Conversion  Price  of  Certain  Events.  For  purposes  of
        --------------------------------------------------
determining the adjusted Conversion Price under Section 7.1, the following shall be applicable:

(I)     Calculation  of Consideration Received.  If any Common Stock, Options or
        --------------------------------------
Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Average Price of such security immediately preceding the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Holders of Preferred Stock representing a majority of the aggregate number of shares of Preferred Stock then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (a "Valuation Event"), the fair value of such
                                  ----------------
consideration  will  be  determined  within  forty-eight (48) hours of the tenth
(10th) day following the Valuation Event by an Appraiser selected in good faith by the Company and agreed upon by the Holders of Preferred Stock representing a majority of the aggregate number of shares of Preferred Stock then outstanding. The determination of such Appraiser shall be binding upon all parties absent manifest error.

(II)     Integrated  Transactions.  In  case  any Option is issued in connection
         ------------------------
with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for an aggregate consideration of $.001.


(III)     Treasury  Shares.  The number of shares of Common Stock outstanding at
          ----------------
any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.


(IV)     Record  Date.  If  the  Company takes a record of the holders of Common
         ------------
Stock  for  the  purpose  of  entitling  them (1) to receive a dividend or other exhibit 3.3, page 11
distribution  payable  in  Common Stock, Options or in Convertible Securities or
(2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(V)     "Common  Stock  Deemed Outstanding" means, at any given time, the number
         ---------------------------------
of shares of Common Stock issued and outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 7.1(g)(ii)(A) and 7(g)(ii)(B) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon exercise of the Warrants.

(E)     Certain  Events.  If  any  event  occurs of the type contemplated by the
        ---------------
provisions of Section 7.1(g) (subject to the exceptions stated therein) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder, or assigns, of the Preferred Stock; provided, however, that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 7.1(g).

(F)     Notices.  The  Company  shall  give  the  Holder  written  notice of the
        -------
occurrence of any of the events specified in this Section 7.1(g) as soon as practicable, but in no event later than three (3) Business Days, after such event and shall publicly disclose such event prior to or concurrently with the giving of such notice. Such notice shall contain at least: (A) a description of the event, (B) the adjusted Conversion Price with a reference to the applicable paragraph in Section 7.1(g), and (C) the dates of the five (5) Trading Day period during which the adjusted Conversion Price is in effect.

(h)     Delay  in  Payment  to  Holder.  If  the  Company  fails for any reason,
        ------------------------------
voluntarily or involuntarily, to pay the declared dividends on the Preferred Stock in full on the date such amount is due to the Holder (the "Payment Due
                                                                     -----------
Date"),  then,  as  partial  relief  for the delay in such payment to the Holder
----
(which remedy shall not be exclusive of any other remedies available at law or in equity and shall not excuse or waive the Company's obligation to make such payment), from and after the Payment Due Date the Conversion Price in effect on the Payment Due Date shall be adjusted to the lesser of (i) the Conversion Price in effect on the Payment Due Date and (ii) the lowest Per Share Market Value on any day during the period beginning on and including the Payment Due Date and ending on the including the date, if ever, the Company pays in full to the Holder all amounts the Company's failure of which to pay is the basis for exhibit 3.3, page 12
this adjustment, subject to further adjustment pursuant to this paragraph or other provisions of this Certificate of Designation. No adjustments will be made under this paragraph if the Company's failure to pay is due solely to delays caused by the Commission, so long as the Company has not breached or failed to observe or perform any covenant or agreement contained in this Certificate of Designation, the Warrant(s), the Purchase Agreement or the Registration Rights Agreement.

(i)     Notice  of  Certain  Events.  If:
        ---------------------------
(i) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

(ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

(iii) the Company shall authorize the granting to the holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

(iv) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

(v) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of exercise of shares of Preferred Stock, and shall cause to be delivered to the Registered Owner, at least 10 Business Days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that
                                                         --------  -------
the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

(j)     Adjustment  of Number of Shares.  Upon each adjustment of the Conversion
        -------------------------------
Price as a result of the calculations made in this Section 7, each share of Preferred shall thereafter evidence the right to receive, at the adjusted Conversion Price, that number of shares of Common Stock (calculated to the exhibit 3.3, page 13
nearest one-hundredth) obtained by dividing (i) the product of the aggregate number of shares covered by such share immediately prior to such adjustment and the Conversion Price in effect immediately prior to such adjustment of the Conversion Price by (ii) the Conversion Price in effect immediately after such adjustment of the Conversion Price.

(k)     Expiration  or  Termination.  On  the  expiration  or termination of any
        ---------------------------
rights, warrants, subscription rights, options or convertible securities, or any change in the number of shares of Common Stock deliverable upon exercise, conversion or exchange of such rights, warrants, subscription rights, options or convertible securities, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustments made upon the issuance of such rights, warrants, subscription rights, options or convertible securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered or to be delivered upon the exercise, conversion or exchange of such rights, warrants, subscription rights, options or convertible securities.

7.2 RESTRICTION ON CONVERSION BY EITHER THE HOLDER OR THE COMPANY. Notwithstanding anything herein to the contrary, in no event shall any Holder have the right or be required to convert any or all of the aggregate purchase price of the Preferred Stock if as a result of such conversion the aggregate number of shares of Common Stock beneficially owned by such Holder and its Affiliates would exceed 9.99% of the outstanding shares of the Common Stock following such conversion. The Company shall be entitled to rely on a Notice of
     Conversion in the form of Exhibit A hereto in issuing shares of Common Stock to a Holder. For purposes of this Section 7.2, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. The provisions of this Section 7.2 may be waived by a Holder as to itself (and solely as to itself) upon not less than 65 days prior written notice to the Company, and the provisions of this Section 7.2 shall continue to apply until such 65th day (or later, if stated in the notice of waiver).

7.3 OFFICER'S CERTIFICATE. Whenever the number of shares purchasable upon conversion shall be adjusted as required by the provisions of Section 7.1, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted number of shares determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officer's certificate shall be signed by the chairman, president or chief financial officer of the Company and by the secretary or any assistant secretary of the Company. Each such officer's certificate shall be made available at all reasonable times for inspection by any holder of the Preferred Stock and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to the each of the Holders.

7.4 COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. The Company covenants that if any shares of Common Stock required to be reserved for purposes of conversion of Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or state law, or any national securities exchange, before such shares may be issued upon conversion, the Company will use its best efforts to cause such shares to be duly registered or approved, as the case may be.


                              exhibit 3.3, page 14

7.5 FRACTIONAL SHARES. Upon a conversion hereunder, the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

7.6 PAYMENT OF TAX UPON ISSUE OR TRANSFER. The issuance of certificates for shares of the Common Stock on conversion of the Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

7.7 NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received
(a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if received by 5:00 p.m. eastern time where such notice is to be received), or the first Business Day following such delivery (if received after 5:00 p.m. eastern time where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications are (i) if to the Company to Level 8 Systems, Inc., 8000 Regency Parkway, Cary, North Carolina 27511 Telephone: (919) 380-5005, Facsimile: (919) 461-2690, Attention: Dennis McKinnie with copies to Powell, Goldstein, Frazer & Murphy LLP, 16th Floor, 191 Peachtree Street, Atlanta, GA 30303, Attention: Scott D. Smith, Esq., Facsimile: (404)572-6999, and (ii) if to any Holder to the address set forth on Schedule II to the Purchase Agreement with copies to the addressees set forth on Schedule II to the Registration Rights Agreement or such other address as may be designated in writing hereafter, in the same manner, by such Person.

7.8 ALLOCATIONS OF RESERVED AMOUNT. The Reserved Amount shall be allocated pro rata among the Holders based on the number of shares of Preferred Stock issued to each Holder. Each increase to the Reserved Amount shall be allocated pro rata among the Holders based on the number of shares of Preferred Stock held by each Holder at the time of the increase in the Reserved Amount. In the event a Holder shall sell or otherwise transfer any of such Holder's Preferred Stock, each transferee shall be allocated a pro rata portion of such transferor's Reserved Amount. Any portion of the Reserved Amount which remains allocated to any person or entity which does not hold any Preferred Stock shall be allocated to the remaining Holders, pro rata, based on the number of shares of Preferred Stock then held by such Holders.

7.9     NASDAQ  LIMITATION.  If  on  any date (the "Determination Date") (a) the
                                                    ------------------
Common  Stock  is listed for trading on Nasdaq, (b) the Conversion Price then in exhibit 3.3, page 15
effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of the then outstanding shares of Preferred Stock as if all such shares of Preferred Stock were converted on such Determination Date (without regard to any limitations on conversions) and as payment of interest thereon, as would equal or exceed 20% of the number of shares of the Common Stock outstanding immediately prior to the "Closing Date"
                                                                   ------------
(the "Issuable Maximum"), and (c) the Company shall not have previously obtained
      ----------------
the  vote  of  the  shareholders of the Company (the "Shareholder Approval"), if
                                                      --------------------
any, as may be required by the applicable rules and regulations of Nasdaq (or any successor entity) to approve the issuance of shares of Common Stock in excess of the Issuable Maximum in a private placement whereby shares of Common Stock are deemed to have been issued at a price that is less than the greater of book value or fair market value of the Common Stock, then with respect to the aggregate shares of Preferred Stock then held by the Holders for which a conversion in accordance with the Conversion Price would result in an issuance of shares of Common Stock in excess of such Holder's pro rata allocation (as described below) of the Issuable Maximum (the "Excess Shares") the Company may
                                                 -------------
elect to pay cash to the Holders in an amount equal to the product of the Average Price on the Determination Date multiplied by the number of shares of Common Stock that would be issued upon the conversion of the Excess Shares of the Preferred Stock (the "Prepayment Amount"). Any such election by the Company
                          -----------------
must be made in writing to the Holders within five (5) Trading Days after the first such Determination Date and the payment of such Prepayment Amount applicable to such prepayment must be made in full to the Holders with ten (10) Business Days after the date such notice is delivered. If the Company does not deliver timely a notice of its election to prepay under this Section or shall, if it shall have delivered such a notice, fail to pay the Prepayment Amount hereunder within ten (10) Business Days thereafter, then each Holder shall have the option by written notice to the Company, to, if applicable, declare any such notice given by the Company, if given, to be null and void and require the Company to either: (i) use its best efforts to obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 60th day after such request unless the Company has previously used its best efforts to, but has failed to, obtain such approval (provided, that if the Company shall fail to obtain the Shareholder Approval during such 60-day period, the Holder may demand the cash payment set forth in Section 7.9(ii) herein) or
(ii) pay cash to such Holder, within five (5) Business Days of such Holder's notice, in an amount equal to the Prepayment Amount for such Holder's portion of the Excess Shares. The payment of the Prepayment Amount to each Holder pursuant to this Section shall be determined on a pro rata basis upon the number of shares of Preferred Stock held by such Holder on the Determination Date which is in excess of the pro rata allocation of the Issuable Maximum. If the Company fails to pay the Prepayment Amount in full pursuant to this Section within five
(5) Business Days after the date payable, the Company will pay interest thereon at a rate of 20% per annum to the converting Holder, accruing interest daily from the date of conversion until such amount, plus all such interest thereon, if any, is paid in full. Until the Company has received the Shareholder
Approval no Holder shall be issued, upon conversion of shares of Preferred Stock, shares of Common Stock in an amount greater than such Holder's allocated portion of the Issuable Maximum pursuant to Section 7.8.

7.10 MERGER OR BUSINESS COMBINATION. In the event of any Change of Control, the Holder shall be entitled upon such event to receive the amount, if any, of securities, cash or property as if the Holder had converted the shares of the Common Stock into which the Preferred Stock could have been converted exhibit 3.3, page 16
immediately prior to such Change of Control (without taking into account any limitations or restrictions on the convertibility of the Preferred Stock).


ARTICLE  VIII

OPTIONAL  REDEMPTION

8.1     OPTIONAL  REDEMPTION.

(a) The shares of Preferred Stock are redeemable, in whole or in part, at the option of the Company during the following time periods, from time to time, under the following conditions and subject also to the conditions set forth in
Section  8.1(b)  (the  "Optional  Redemption"):
                        --------------------
(i) After the first anniversary of the Original Issue Date, the Company may redeem the shares of Preferred Stock subject to the other conditions herein, if the closing price of the Company's Common Stock over twenty (20) consecutive Trading Days is greater than $20 per share.

(ii) At any time after the Original Issue Date, the Company may redeem the shares of Preferred Stock subject to the other conditions herein, if less than 5% of the shares of Preferred Stock issued on the Original Issue Date remain outstanding, excluding from such calculation any shares of Preferred Stock held by Affiliates of the Company as of such date (other than any Holder or transferees or successors or assigns thereof if such Holder is deemed to be an Affiliate solely by reason of its holdings of Preferred Stock and Warrants).

(b) Subject to the conditions set forth in Section 8.1(a), so long as (i) any Registration Statement required to be filed and be effective pursuant to the
     Registration Rights Agreement is then in effect and has been in effect and sales of all of the Registrable Securities can be made thereunder for at least twenty (20) days prior to the Redemption Notice Date (as defined below) and (ii) the Company has a sufficient number of authorized shares of Common Stock reserved for issuance upon full conversion of the Preferred Stock, upon ten (10) Business Days' prior written notice to the Holder (a "Redemption Notice"),
                                                            -----------------
shares of Preferred Stock may be redeemed by the Company, in whole or in part in a minimum amount of at least $5,000,000 Liquidation Value at a price per share equal to the original purchase price of the Preferred Stock (the "Redemption
                                                                      ----------
Price"),  together  with  any  declared  but unpaid dividends and all liquidated
-----
damages and other amounts due in respect thereof up to the Redemption Date (as defined below) (subject to the right of the Holder on the Record Date to receive dividends due on the Dividend Payment Date).

8.2 MECHANICS OF REDEMPTION. The Company shall exercise its right to redeem by delivering its Redemption Notice by facsimile and overnight courier to each Holder (such date that the notice is given, the "Redemption Notice Date"). Such
                                                 ----------------------
     Redemption  Notice  shall  indicate  (A)  the  Redemption  Price,  (B) each exhibit 3.3, page 17

Holder's pro rata allocation of such maximum amount, and (C) a confirmation of the date ("Redemption Date") that the Company shall effect the redemption, which
           ---------------
date  shall  be  not less than thirty (30) calendar days and not more than sixty
(60) calendar days after the Redemption Notice Date. Notwithstanding anything in this Section 8.2, the Company shall convert any Preferred Stock pursuant to
Article VIII if the Conversion Notice for shares of Preferred Stock submitted for conversion is (i) received by the Company before the Redemption Date, (ii) for a Conversion Price greater than or equal to the Redemption Price (appropriately adjusted in accordance with the terms hereof) or (iii) in excess of such Holder's pro rata allocation of the maximum Redemption Price indicated in its Redemption Notice.

8.3 PAYMENT OF REDEMPTION PRICE. The Company shall pay the applicable Redemption Price to the Holder of the shares of Preferred Stock being redeemed in cash on the Redemption Date (or, if later, the Business Day following the Business Day upon which the Company receives the share certificates representing the Preferred Stock. If the Company shall fail to pay the applicable Redemption Price to such Holder on the Redemption Date, in addition to any remedy such Holder may have under this Certificate of Designation and the Purchase Agreement, such unpaid amount shall bear interest at the rate of 2.0% per month until paid in full. Until the Company pays such unpaid applicable Redemption Price in full to each Holder, each Holder of shares of Preferred Stock submitted for redemption pursuant to this Article VIII and for which the applicable Redemption Price has not been paid, shall have the option, in lieu of redemption, to require the Company to promptly return to such Holder all of the shares of Preferred Stock that were submitted for redemption by such Holder under this Article VIII and for which the applicable Redemption Price has not been paid sending written notice to the Company via facsimile requesting the return  to  such  Holder  of  all  such  shares  of  Preferred  Stock (the "Void
                                                                            ----
Redemption  Notice").  Upon  the  Company's  receipt  of  such  Void  Redemption
         ---------
Notice(s) and prior to payment of the full applicable Redemption Price to each Holder, (i) the redemption shall be null and void with respect to those shares of Preferred Stock submitted for redemption and for which the applicable Redemption Price has not been paid, (ii) the Company shall immediately return any Preferred Stock certificates submitted to the Company by each Holder for redemption under this Article VIII and for which the applicable Redemption Price has not been paid and (iii) the Conversion Price of such returned shares of Preferred Stock shall be equal to the Conversion Price in effect on the Redemption Date. If the Company fails to timely effect a redemption in accordance with this Article VIII, the Company shall not be allowed to submit another Redemption Notice without the prior written consent of the Required Holders.


ARTICLE  IX

DEFINITIONS

9.1 DEFINITIONS. For the purposes hereof, the following terms shall have the following meanings:
     "Act"  means  the  Securities  Act  of  1993,  as  amended.
      ---
"Adjusted  Price"  means  the  product  of  (x)  the  Conversion Price in effect
 ---------------
immediately prior to such issuance or sale or grant multiplied by (y) the quotient determined by dividing (1) the sum of (I) the product of (A) the Conversion Price in effect immediately before the issuance or sale or grant multiplied by (B) the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issuance or sale or grant, plus (II)

                              exhibit 3.3, page 18
the  consideration,  if any, received by the Company upon such issue or sale, by
(2) the product of (I) the Conversion Price in effect immediately before the issuance or sale or grant, multiplied by (II) number of shares of Common Stock Deemed Outstanding (as defined below) immediately after such issue or sale or grant.

"Affiliate"  of  any  Person  means  any  other  Person  directly  or indirectly
 ---------
controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Appraiser"  means  a nationally recognized or major regional investment banking
 ---------
firm or firm of independent certified public accountants of recognized standing.

"Authorization  Date"  has  the  meaning  set  forth  in  Section  6.2.
 -------------------

"Average  Price" on any date means (x) the sum of the Per Share Market Value for
 --------------
the ten (10) Trading Days immediately preceding such date minus (y) the highest and lowest Per Share Market Value during the ten (10) Trading Days immediately preceding such date, divided by (z) eight (8), or a similar calculation if another figure for the number of Trading Days is set forth for clause (x) of this definition.

"Business  Day"  means  any  day except a Saturday, Sunday or other day on which
 -------------
commercial banks in the City of New York are authorized or required by law to close.

"Change  of Control" means the occurrence of any of (i) an acquisition after the
 ------------------
date hereof by an individual or legal entity or "group" (as described in Section 13(d)(3) of the Exchange Act) of in excess of 25% of the voting securities of the Issuer, (ii) a replacement of more than one-half of the members of the Issuer's Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the date hereof, or their duly elected successors who are directors immediately prior to such transaction, in one or a series of related transactions, (iii) the merger of the Issuer with or into another entity, unless following such transaction, the Holders of the Issuer's securities continue to hold at least 67% of such securities following such transaction, (iv) the consolidation or sale of all or substantially all of the assets of the Issuer in one or a series of related transactions, or (v) the execution by the Issuer of an agreement to which the Issuer is a party or by which it is bound, providing for any of the events set forth above in (i), (ii), (iii) or (iv).

"Closing  Date"  means  the  date of the closing of the purchase and sale of the
 -------------
Preferred  Stock.


                              exhibit 3.3, page 19

"Commission"  means the United States Securities and Exchange Commission, or any
 ----------
successor  to  such  agency.
"Common  Stock" means the Company's common stock, $0.001 par value per share, of
 -------------
the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.
"Common  Stock  Deemed  Outstanding"  has  the  meaning  set  forth  in  Section
 ----------------------------------
7.1(g)(ii)(D)(v).

"Conversion  Date"  has  the  meaning  set  forth  in  Section  5.3(a).
 ----------------

"Conversion  Default"  has  the  meaning  set  forth  in  Section  6.2.
 -------------------

"Conversion  Default  Date"  has  the  meaning  set  forth  in  Section  6.2.
 -------------------------

"Conversion  Default  Payments"  has  the  meaning  set  forth  in  Section 6.2.
 -----------------------------

"Conversion  Price"  has  the  meaning  set  forth  in  Section  5.1.
 -----------------

"Conversion Ratio" means, at any time, a fraction, the numerator of which is the
 ----------------
Liquidation Value and the denominator of which is the Conversion Price at such time.

"Conversion  Shares"  has  the  meaning  set  forth  in  the Purchase Agreement.
 ------------------

"Converted  Preferred  Stock"  has  the  meaning  set  forth  in Section 5.3(a).
 ---------------------------

"Convertible  Securities"  has  the  meaning set forth in Section 7.1(g)(ii)(A).
 -----------------------

"Determination  Date"  has  the  meaning  set  forth  in  Section  7.10.
 -------------------

"Dividend  Payment  Date"  has  the  meaning  set  forth  in  Section  2.1.
 -----------------------

"DTC"  means  the  Depositary  Trust  Corporation.
 ---

"Excess  Amount"  has  the  meaning  set  forth  in  Section  6.2.
 --------------

"Excess  Shares"  has  the  meaning  set  forth  in  Section  7.10.
 --------------

"Exchange  Act"  means  the  Securities  Exchange  Act  of  1934,  as  amended.
 -------------

"Holder"  or  other  similar  terms  means the registered holder of any share of
 ------
Preferred  Stock.



                              exhibit 3.3, page 20

"Issuable  Maximum"  has  the  meaning  set  forth  in  Section  7.10.
 -----------------

"Issuance  Date" means the date of first issue of any shares of Preferred Stock.
 --------------

"Junior  Securities"  means  the Common Stock and all other equity securities of
 ------------------
the Company which are not expressly by their terms senior in rights and liquidation preference to Preferred Stock.

"Liquidation  Value"  has  the  meaning  set  forth  in  Section  1.1.
 ------------------

"Nasdaq"  means  the  Nasdaq  National  Market.
 ------

"Notice  of  Conversion"  has  the  meaning  set  forth  in  Section  5.1(b).
 ----------------------

"Options"  has  the  meaning  set  forth  in  Section  7.1(g)(ii)(A).
 -------

"Original Issue Date" shall mean the date of the first issuance of any shares of
 -------------------
the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

"Payment  Due  Date"  has  the  meaning  set  forth  in  Section  7.1(h).
 ------------------

"Per  Share Market Value" means (i) on any particular date the closing bid price
 -----------------------
per share of the Common Stock on such date (as reported by Bloomberg Information Services, Inc., or any successor reporting service) on Nasdaq or, if the Common Stock is not then quoted on Nasdaq, any Subsequent Market on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date or (ii) if the Common Stock is not listed then on Nasdaq or any Subsequent Market, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (iii) if the Common Stock is not then publicly traded the fair market value of a share of Common
Stock as determined by an Appraiser selected in good faith by the Holders; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select in good faith an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

"Person"  means  a  corporation,  an association, a partnership, organization, a
 ------
business, an individual, a government or political subdivision thereof or a governmental agency.

"Prepayment  Amount"  has  the  meaning  set  forth  in  Section  7.10
 ------------------

"Purchase  Agreement"  means  the Securities Purchase Agreement, dated as of the
 -------------------
Original Issue Date, among the Company and the original Holders of the Preferred Stock.

"Record  Date"  has  the  meaning  set  forth  in  Section  2.1.
 ------------

"Redemption  Date"  has  the  meaning  set  forth  in  Section  8.2.
 ----------------


                              exhibit 3.3, page 21

"Redemption  Notice"  has  the  meaning  set  forth  in  Section  8.1(b).
 ------------------

"Redemption  Notice  Date"  has  the  meaning  set  forth  in  Section  8.2.
 ------------------------

"Redemption  Price"  has  the  meaning  set  forth  in  Section  8.1(b).
 -----------------

"Registrable  Securities"  has  the meaning set forth in the Registration Rights
 -----------------------
Agreement.

"Registration  Rights  Agreement" means the Registration Rights Agreement, dated
 -------------------------------
as  of  the  Original  Issue  Date,  by  and  among the Company and the original
Holders.

"Registration  Statement"  has  the meaning set forth in the Registration Rights
 -----------------------
Agreement.

"Required  Holders"  has  the  meaning  set  forth  in  Section  3.1
 -----------------

"Reserved  Amount"  has  the  meaning  set  forth  in  Section  6.1
 ----------------

"Shareholder  Approval"  has  the  meaning  set  forth  in  Section  7.10.
 ---------------------

"Stock  Option  Plan"  means  any  contract,  plan  or  agreement which has been
 -------------------
approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director or consultant.

"Subsidiary"  means, with respect to any Person, any corporation or other entity
 ----------
of which a majority of the Capital Stock or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

"Subsequent  Market"  means the New York Stock Exchange, American Stock Exchange
 ------------------
or  Nasdaq  Smallcap  Market.

"Trading  Day" means (a) a day on which the Common Stock is traded on Nasdaq or,
 ------------
if the Common Stock is not then designated on Nasdaq, on such Subsequent Market on which the Common Stock is then listed or quoted or (b) if the Common Stock is not listed on Nasdaq or a Subsequent Market, a day on which the Common Stock is traded in the over-the-counter Market, as reported by the OTC Bulletin Board, or
(c) if the Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions or reporting prices) provided, however that in any event that the Common Stock is not listed or quoted as set forth in (a), (b), or
(c)  hereof,  then  a  Trading  Day  shall  mean  any  Business  Day.

"Underlying  Shares"  means  the number of shares of Common Stock into which the
 ------------------
shares of Preferred Stock are convertible or converted in accordance with the terms hereof and the Purchase Agreement.


                              exhibit 3.3, page 22

 "Valuation  Event"  has  the  meaning  set  forth  in Section 7.1(g)(ii)(D)(I).
  ----------------

"Void  Redemption  Notice"  has  the  meaning  set  forth  in  Section  8.3.
 ------------------------

"Warrant"  or  "Warrants"  has  the meaning set forth in the Purchase Agreement.
 -------        --------


ARTICLE  X

MISCELLANEOUS

10.1 MODIFICATION OF CERTIFICATE OF DESIGNATION. This Certificate of Designation may be modified without prior notice to any Holder upon the written consent of the Company and the Required Holders. The Required Holders may waive compliance by the Company with any provision of this Certificate of Designation without prior notice to any Holder. However, without the consent of each Holder affected, an amendment, supplement or waiver may not (1) reduce the number of shares of Preferred Stock whose Holders must consent to an amendment, supplement or waiver, or (2) make any shares of Preferred Stock payable in money or property other than as stated in this Certificate of Designation.

10.2 MISCELLANEOUS. This Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. The parties hereto, including all guarantors or endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Certificate of Designation, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice. The Holder of Preferred Stock by acceptance of a share of Preferred Stock agrees to be bound by the provisions of this Certificate of Designation which are expressly binding on such Holder.

10.3 PREFERRED STOCK OWNED BY COMPANY DEEMED NOT OUTSTANDING. In determining whether the holders of the requisite number of shares of Preferred Stock have concurred in any direction, consent or waiver under this Certificate of Designation, shares of Preferred Stock which are owned by the Company or any other obligor on the Preferred Stock or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Preferred Stock shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that any shares of Preferred Stock owned by the Purchasers shall be deemed outstanding for purposes of making such a determination. Shares of Preferred Stock so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Company the pledgee's right so to act with respect to such shares of Preferred Stock and that the pledgee is not the Company or any other obligor upon the Preferred exhibit 3.3, page 23

Stock or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Preferred Stock.

10.4     NOTICE  TO  HOLDERS  PRIOR TO TAKING CERTAIN TYPES OF ACTION.  In case:

(a) the Company shall authorize the issuance, at any time from and after the Original Issue Date, to all holders of any class or series of its Capital
Stock, of rights or warrants to subscribe for or purchase shares of its capital stock or of any other right;

(b) the Company shall authorize, at any time from and after the Original Issue Date, the distribution to all holders of any class or series of its Capital Stock, of evidences of its indebtedness or assets;

(c) the Company shall declare a dividend (or other distribution) on its Common Stock or the Company shall declare a special nonrecurring dividend on or a redemption of its Common Stock;

(d) of any subdivision, combination or reclassification of any class or series of Capital Stock of the Company at any time from and after the Original Issue Date or of any consolidation or merger to which the Company is a party and for which approval by the shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

(e) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be mailed to the Holders, at their last addresses as they shall appear upon the registration books of the Company, at least 10 days prior to the applicable record date hereinafter specified, a notice stating (i) the date as of which the holders of record of such class or series of Capital Stock are to be entitled to receive any such rights, warrants or distribution are to be determined, or (ii) the date on which any such subdivision, combination, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action is expected to become effective, and the date as of which it is expected that holders of record of such class or series of Capital Stock record shall be entitled to exchange their stock for securities or other property, if any, deliverable upon such subdivision, combination, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action.

     The failure to give the notice required by this Section 10.4 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, subdivision, combination, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action, or the vote upon any of the foregoing.

10.5 EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.


                              exhibit 3.3, page 24

10.6 REFERENCES. References to Sections and Articles are to Sections and Articles of this Certificate of Designation, unless otherwise expressly provided.

10.7 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.8 LOST OR STOLEN CERTIFICATES. Upon receipt by the Company of evidence reasonably satisfactory to the Company (including any bond the Company's transfer agent requires the Holders to post) of the loss, theft, destruction or mutilation of any stock certificates representing Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of such Series A Preferred Stock certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to
                   --------   -------
re-issue preferred stock certificates if the Holder contemporaneously requests the Company to convert such Preferred Stock into Common Stock.

10.9 REMEDIES CHARACTERIZED; OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. The Company covenants to each Holder of Preferred Stock that there shall be no characterization concerning this instrument other than as expressly provided herein. The Company further covenants that it will not take any action which might materially and adversely affect the rights of the Holders of Preferred Stock. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of the Preferred Stock and that the remedy at law in the event of any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders of the Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

10.10 SPECIFIC SHALL NOT LIMIT GENERAL; CONSTRUCTION. No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein. This Certificate of Designation shall be deemed to be jointly drafted by the Company and all Purchasers (as defined in this Purchase Agreement) and shall not be construed against any person as the drafter hereof.


                              exhibit 3.3, page 25

10.11 LIMITATION ON CASH PAYMENTS. Notwithstanding anything in the Certificate of Designation to the contrary, in no event at any time shall the amount of cash to which any Holder is entitled in respect of a share of Preferred Stock or a Warrant exceed nineteen (19)% per annum of the Liquidation Value of the aggregate number of shares of Preferred Stock (the "Maximum Cash Payment") held by such Holder. To the extent any provision in the Certificate of Designation requires payment in excess of the Maximum Cash Payment, such provision is superseded by this Section 10.11 such that no amount in excess of the Maximum Cash Payment shall at anytime be due, payable, or otherwise accrue.


                          [SIGNATURE PAGE(S) TO FOLLOW]

                              exhibit 3.3, page 26

IN  WITNESS  WHEREOF  Level  8  Systems,  Inc.  has  caused  this Certificate of
Designation to be signed by its President and Secretary on this 28th day of June, 1999.
By:  /s/Steven Dmiszewicki
Name: Steven Dmiszewicki
Title:President





                              exhibit 3.3, page 27

                                    EXHIBIT A

                              NOTICE OF CONVERSION
                            AT THE ELECTION OF HOLDER

(To be Executed by the Registered Holder in order to convert shares of Series A Convertible Preferred Stock)

     The undersigned hereby elects to convert the number of shares of Series _ Convertible Preferred Stock ("Series A Preferred Stock") indicated below, into
                                ------------------------
shares of common stock, par value $.001 per share (the "Common Stock"), of Level
                                                        ------------
8  Systems,  Inc.  (the "Company") according to the conditions hereof, as of the
                         -------
date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

      ___ The undersigned hereby certifies that the Common Stock issuable pursuant to this Conversion Notice has been sold pursuant to a registration statement under the Securities Act of 1933 which identifies the Holder as a selling security holder. THIS MUST BE CHECKED FOR SHARES FREE OF RESTRICTIVE LEGENDS TO BE ISSUED.

Conversion  calculations:
____________________________________________
Date  to  effect  conversion

____________________________________________
Number  of  shares  of  Series  _  Preferred  Stock  to  be  converted

____________________________________________
Number  of  shares  of  Common  Stock  to  be  issued

____________________________________________
Applicable  Conversion  Price

____________________________________________
Signature  of  Holder

____________________________________________
Name

____________________________________________
Address

                              exhibit 3.3, page 28